EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the U.S. Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other reporting persons on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of common stock, par value $0.0001 per share, of Titan International, Inc., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of March 7, 2024.

AIPCF V (Cayman), Ltd.

By: /s/ Stanley Edme
Name: Stanley Edme
Title: Vice President

AIPCF V (Cayman), L.P.
By: AIPCF V (Cayman), Ltd., its general partner

By: /s/ Stanley Edme
Name: Stanley Edme
Title: Vice President

AIPCF V AIV C, LP
By: AIPCF V (Cayman), L.P., its general partner
By: AIPCF V (Cayman), Ltd., its general partner

By: /s/ Stanley Edme
Name: Stanley Edme
Title: Vice President

Carlstar Holdings LLC

By: /s/ Joel Rotroff
Name: Joel Rotroff
Title: President

Carlstar Intermediate Holdings I LLC

By: /s/ Joel Rotroff
Name: Joel Rotroff
Title: President

March 7, 2024